EXHIBIT 23.4

CONSENT OF KPMG, LLP

Independent Auditors’ Consent

The Board of Directors

Fulton Financial Corporation:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG, LLP

Lancaster, Pennsylvania

December 9, 2003